                                                                     EXHIBIT 3.2

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                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                              EUROBANCSHARES, INC.
                              HATO REY, PUERTO RICO

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

                                TABLE OF CONTENTS

                                                                              Page
                                                                              ----
ARTICLE I  STOCKHOLDERS .................................................      1
   SECTION 1. PLACE OF MEETINGS .........................................      1
   SECTION 2. ANNUAL MEETINGS ...........................................      1
   SECTION 3. SPECIAL MEETINGS ..........................................      1
   SECTION 4. CONDUCT OF MEETINGS .......................................      1
   SECTION 5. NOTICE OF MEETINGS ........................................      1
   SECTION 6. FIXING OF RECORD DATE .....................................      1
   SECTION 7. VOTING LIST ...............................................      2
   SECTION 8. QUORUM ....................................................      2
   SECTION 9. PROXIES ...................................................      2
   SECTION 10. VOTING OF SHARES BY CERTAIN HOLDERS ......................      3
   SECTION 11. CUMULATIVE VOTING ........................................      3
   SECTION 12. INSPECTOR OF ELECTION ....................................      3
   SECTION 13. NOMINEES .................................................      3
   SECTION 14. BUSINESS AT ANNUAL MEETING ...............................      4

ARTICLE II  BOARD OF DIRECTORS ..........................................      5
   SECTION 1. GENERAL POWERS ............................................      5
   SECTION 2. NUMBER AND TERM ...........................................      5
   SECTION 3. REGULAR MEETINGS ..........................................      5
   SECTION 4. SPECIAL MEETINGS ..........................................      5
   SECTION 5. NOTICE ....................................................      6
   SECTION 6. QUORUM ....................................................      6
   SECTION 7. MANNER OF ACTING ..........................................      6
   SECTION 8. ACTIONS WITHOUT MEETING ...................................      6
   SECTION 9. TELEPHONIC MEETINGS PERMITTED .............................      6
   SECTION 10. RESIGNATION ..............................................      6
   SECTION 11. VACANCIES ................................................      6
   SECTION 12. COMPENSATION .............................................      6

ARTICLE III  COMMITTEES .................................................      7
   SECTION 1. APPOINTMENT ...............................................      7
   SECTION 2. MINUTES, REPORTS ..........................................      7
   SECTION 3. APPOINTMENT, TERM OF OFFICE ...............................      7
   SECTION 4. QUORUM ....................................................      8
   SECTION 5. EX-OFFICIO MEMBERS ........................................      8

ARTICLE IV  OFFICERS ....................................................      8
   SECTION 1. POSITIONS .................................................      8
   SECTION 2. ELECTION AND TERM OF OFFICE ...............................      8
   SECTION 3. REMOVAL ...................................................      8
   SECTION 4. VACANCIES .................................................      8
   SECTION 5. REMUNERATION ..............................................      8

                                       (i)

ARTICLE V  STOCK AND STOCK CERTIFICATES .................................      9
   SECTION 1. TRANSFER ..................................................      9
   SECTION 2. STOCK CERTIFICATES ........................................      9
   SECTION 3. OWNER OF RECORD, ATTACHMENT, PLEDGE .......................      9
   SECTION 4. LOST OR DESTROYED STOCK CERTIFICATES ......................      9
   SECTION 5. TRANSFER AGENT ............................................      9

ARTICLE VI  MISCELLANEOUS PROVISIONS ....................................      9
   SECTION 1. FISCAL YEAR ...............................................      9
   SECTION 2. DIVIDENDS .................................................      9
   SECTION 3. CONFLICT WITH LAWS ........................................      9
   SECTION 4. AMENDMENTS ................................................      9

                                      (ii)

                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                              EUROBANCSHARES, INC.

                                    ARTICLE I
                                  STOCKHOLDERS

         SECTION 1. PLACE OF MEETINGS. All annual and special meetings of stockholders shall be held at the principal office of EuroBancshares, Inc. (the "Corporation") or at such other place as the Board of Directors may determine.

         SECTION 2. ANNUAL MEETINGS. A meeting of the stockholders of the Corporation for the election of directors and for the transaction of any other business of the Corporation shall be held annually on the fourth Thursday of May, if not a legal holiday, and if a legal holiday, then on such other date and at such time as the Board of Directors may determine.

         SECTION 3. SPECIAL MEETINGS. Special meetings of the stockholders, for any purpose or purposes, may be called at any time by the Board of Directors or the person or persons authorized by the Certificate of Incorporation of the Corporation.

         SECTION 4. CONDUCT OF MEETINGS. Annual and special meetings shall be conducted in accordance with procedures determined by the Chairman of the Board or a majority of the directors, and in accordance with applicable law. The Board of Directors shall designate, when present, either the Chairman of the Board or President to preside at such meetings.

         SECTION 5. NOTICE OF MEETINGS. Notice of meetings of stockholders shall be mailed to each stockholder of the Corporation at least ten (10) but not more than sixty (60) days prior to the date for each such meeting. Each notice of a meeting of stockholders shall state the place, date and hour of the meeting and, in the case of a special meeting of stockholders, the purpose or purposes thereof.

          When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty
(30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

         SECTION 6. FIXING OF RECORD DATE. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or stockholders entitled to receive payment of any dividend, the Board of Directors shall fix in advance a date as the record date for any such determination of stockholders. Such date in any case shall be not more than sixty (60) days prior to the date on which the particular action, requiring such determination of stockholders, is to be taken and in the case of a stockholder meeting, not less than ten (10) days prior to the meeting. A determination of stockholders of record entitled to notice of or to vote at a meeting of the stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         SECTION 7. VOTING LIST. At least ten (10) days before each meeting of the stockholders, the officer or agent having charge of the stock transfer books for shares of the Corporation shall make a complete list of the stockholders entitled to vote at such meeting, or any adjournment thereof, arranging in alphabetical order the stockholders list including the address and the number of shares held by each stockholder. This list of stockholders shall be kept on file at the principal office of the Corporation and shall be subject to inspection by any stockholder at any time during usual business hours for a period of ten (10) days prior to such meeting. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the entire time of the meeting. The original stock transfer book shall be the only evidence of the stockholders entitled to examine such list or transfer books or to vote at any meeting of stockholders.

         SECTION 8. QUORUM. One-third of the outstanding shares represented in person or by proxy shall constitute a quorum at a meeting of stockholders. If less than a quorum is represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been at the meeting as originally notified.

         The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

         If a notice of any adjourned special meeting of stockholders is sent to all stockholders entitled to vote thereat, stating that it will be held with those present constituting a quorum, then except as otherwise required by law, those present at such adjourned meeting shall constitute a quorum, and all matters shall be determined by a majority of the votes cast at such meeting.

         SECTION 9. PROXIES. At all meetings of stockholders, a stockholder may vote by proxy executed in writing by the stockholder or by his duly authorized attorney in fact. Proxies solicited on behalf of the management shall be voted as directed by the stockholders or, in the absence of such direction, as determined by the proxy holder designated by the Board of Directors. Proxies must be filed with the Secretary of the Corporation. No proxy shall be valid after eleven (11) months from the date of its execution except for a proxy that specifically provides for a longer term. Each proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with any interest.

         Each stockholder shall have one vote for every share of stock entitled to vote which is registered in his or her name on the record date for the meeting, except as otherwise provided herein or in the Certificate of Incorporation of the Corporation or as required by law.

         All voting, excepting an election of directors and where otherwise required by law, may be by a voice vote; provided, however, that upon demand therefore by a stockholder entitled to vote or his or her proxy, a stock vote shall be taken. Every stock vote shall be taken by ballot, each of which shall state the name of the stockholder or proxy voting and such other information

                                       2
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as may be required under the procedure established for the meeting. Every vote taken by ballot shall be counted by an inspector or inspectors appointed by the chairman of the meeting.

         All elections shall be determined by a plurality of the votes cast, and except as otherwise required by law or as provided in the Certificate of Incorporation, all other matters shall be determined by a majority of the votes cast.

         SECTION 10. VOTING OF SHARES BY CERTAIN HOLDERS. Shares standing in the name of another corporation may be voted by any officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine. Shares held by an executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares in his name, upon presentation of the appropriate supporting legal documents. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so is contained in an appropriate order of the court or other public authority by which such receiver was appointed.

         A stockholder whose shares are pledged shall be entitled to vote such shares unless, when the transfer was made in the books of the Corporation, the pledgee creditor was expressly empowered to cast the votes corresponding to the shares so transferred, in which case only the pledgee creditor or his proxy may represent the stock and cast votes corresponding thereto.

         SECTION 11. CUMULATIVE VOTING. Stockholders shall not be entitled to cumulate their votes for the election of directors.

         SECTION 12. INSPECTOR OF ELECTION. In advance of any meeting of stockholders, the Board of Directors may appoint any persons, other than nominees for office, as inspectors of election to act at such meeting or any adjournment thereof. The number of inspectors shall be either one or three. Any such appointment shall not be altered at the meeting. If inspectors of election are not so appointed, the Chairman of the Board or the President may, and at the request of not fewer than ten percent (10%) of the votes represented at the meeting shall, make such appointment at the meeting. If appointed at the meeting, the majority of the votes present shall determine whether one or three inspectors are to be appointed. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the Board of Directors in advance of the meeting, or at the meeting by the Chairman of the Board or the President.

         The duties of such inspectors shall include: determining the number of shares of stock and the voting power of each share, the shares of stock represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies; receiving votes, ballots or consents; hearing and determining all challenges and questions in any way arising in connection with the right to vote; counting and tabulating all votes or consents; and determining the result; and such acts as may be proper to conduct the election or vote with fairness to all stockholders.

         SECTION 13. NOMINEES. Only persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible for election as directors. Nominations of

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

persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders at which directors are to be elected only (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 13. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made by timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered or mailed to and received at the principal executive offices of the Corporation not less than seventy (70) days prior to the date of the meeting; provided, however, that in the event that less than eighty (80) days' public disclosure of the date of the meeting is given to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth (10th) day following the earlier of (i) the day on which such notice of the date of the meeting is mailed or (ii) the day on which public disclosure of the date of the meeting is first made. For the purpose of the prior sentence, the term "public disclosure" shall include disclosure in a press release, a publicly available filing with the United States Securities and Exchange Commission, a mailed notice to shareholders or otherwise.

         Such stockholder's notice shall set forth (i) as to each person whom such stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (ii) as to the stockholder giving the notice; (x) the name and address, as they appear on the Corporation's books, of such stockholder and (y) the class and number of shares of the Corporation's capital stock that are beneficially owned by such stockholder. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the provisions of this Section 13. The officer of the Corporation or other person presiding at the meeting shall, if the facts so warrant, determine that a nomination was not made in accordance with such provisions and, if he or she should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded.

         SECTION 14. BUSINESS AT ANNUAL MEETING. At any annual meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who is entitled to vote with respect thereto and who complies with the notice procedures set forth in this Section
14. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered or mailed to and received at the principal executive offices of the Corporation not less than seventy (70) days prior to the anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advance by more than twenty (20) days or delayed by more than sixty (60) days from such anniversary date, notice by the stockholder to be timely must be so delivered by the close of business on the later of (i) the seventieth (70th) day prior to such annual meeting or (ii) the tenth (10th) day following the day on which public disclosure (which may be made by press release, in a publicly available filing at the United States Securities and Exchange Commission, through mailed notice or otherwise) of the date of the annual is first made. A stockholder's notice to the Secretary shall set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Corporation's books, of the stockholder who proposed such business, (iii) the class and number of shares of the Corporation's capital stock that are beneficially owned by such stockholder and (iv) any material interest of such stockholder in such business. Notwithstanding anything in these Bylaws to the contrary, no business shall be brought before or conducted at an annual meeting except in accordance with the provisions of this Section 14. The officer of the Corporation or other person presiding over the annual meeting shall, if the facts so warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 14 and, if he or she should so determine, he shall so declare to the meeting and any such business so determined to be not properly brought before the meeting shall not be transacted.

         At any special meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting by or at the direction of the Board of Directors.

                                   ARTICLE II
                               BOARD OF DIRECTORS

         SECTION 1. GENERAL POWERS. The business and affairs of the Corporation shall be under the direction of the Board of Directors. The Board of Directors shall annually elect a Chairman of the Board and a President from among its members and shall designate, when present, either the Chairman of the Board or the President to preside at its meetings.

         SECTION 2. NUMBER AND TERM. The Board of Directors shall consist of such number of directors as established from time to time by resolution of the Board of Directors approved by an absolute majority of directors; provided that the total number of directors shall be not less than seven (7) nor more than eleven (11). The Board of Directors shall be divided into three classes of approximately equal numbers of directors, with the term of office of the first class to expire at the conclusion of the first annual meeting of stockholders, the term of office of the second class to expire at the conclusion of the annual meeting of stockholders one year thereafter, and the term of office of the third class to expire at the conclusion of the annual meeting of stockholders two years thereafter, with each director to hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of stockholders following such initial classification and election, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each director to hold office until his or her successor shall have been duly elected and qualified.

         SECTION 3. REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held within or outside the Commonwealth of Puerto Rico.

         SECTION 4. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board or the President or two-thirds of the directors. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

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

         SECTION 5. NOTICE. Written notice of any special meeting shall be given to each director at least two (2) days prior to the meeting if delivered personally or by fax or telegram or at least five (5) days prior to the meeting if delivered by mail at the address at which the director is most likely to be reached. Such notice shall be deemed to be delivered when deposited in the U.S. mail so addressed, with postage thereon prepaid if mailed or when delivered to the telegraph company if sent by telegram. Any director may waive notice of any meeting by a writing filed with the Secretary. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

         SECTION 6. QUORUM. A majority of the directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time. Notice of any adjourned meeting shall be given in the same manner as prescribed by Section 5 of this Article II.

         SECTION 7. MANNER OF ACTING. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless a greater number is prescribed by applicable laws or regulations or by the Certificate of Incorporation of the Corporation or these Bylaws.

         SECTION 8. ACTIONS WITHOUT MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or committee, as the case may be, give their written consent to such action and the written consent shall be stored in the minutes of meetings of the Board of Directors or committees, as the case may be.

         SECTION 9. TELEPHONIC MEETINGS PERMITTED. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting thereof by means of a telephone conference, or other medium of communication, by which all of the persons who participate in the meeting hear each other simultaneously. Participation of the Board in this manner shall constitute presence in person at such meeting.

         SECTION 10. RESIGNATION. Any director may resign at any time by sending a written notice of such resignation to the principal office of the Corporation addressed to the Chairman of the Board or the President. Unless otherwise specified therein, such resignation shall take effect upon receipt thereof by the Chairman of the Board or the President.

         SECTION 11. VACANCIES. Any vacancy occurring in the Board of Directors, including newly created directorship, may be filled by the affirmative vote of a majority of the directors then in office, though less than a quorum. A director elected to fill a vacancy so created shall be elected to serve the full term of such directorship and until a successor has been duly elected and sworn in their office.

         SECTION 12. COMPENSATION. No director, who is not otherwise an officer, shall be entitled to any salary as such; but the Board of Directors may fix, from time to time, a reasonable fee to be paid to each director for his or her services in attending meetings of the Board of

Directors or of any authorized committee. The Board of Directors may also provide that such compensation, as it deems reasonable, shall be paid to any or all of its members for services rendered to the Corporation other than attendance at meetings of the Board of Directors or its committees.

                                   ARTICLE III
                                   COMMITTEES

         SECTION 1. APPOINTMENT. The Board of Directors, by resolution adopted by a majority of the Board of Directors, may designate one or more committees, each one of which shall be composed of one or more directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member in any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members present at any meeting and not disqualified from voting, whether or not these members constitute quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. To the extent authorized by the resolution of the Board of Directors, such committees shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, including the power to order the stamping of the corporate seal on all documents which so require it. Notwithstanding the foregoing, such committees shall not have the power to: remove or elect officers; amend the Certificate of Incorporation (except that a committee may, to the extent authorized by a resolution of the Board of Directors providing for the issue of shares or stock, fix the designations and any of the preferences or rights or such shares relating to dividends, redemption, dissolution, any distribution of the assets of the corporation or the conversion or exchange of such shares for shares of any class or classes, or any other series of the same or another class of stock of the Corporation, or fix the number of stock of any series or authorize the increase or decrease in the number of shares of any series); adopt an agreement of merger or consolidation; make recommendations to the stockholders regarding the sale, lease or exchange of all or a substantial portion of the property or assets of the Corporation; approve resolutions which recommend a dissolution or which recommend a revocation of a dissolution, or which amend the Bylaws of the Corporation; and unless the resolution for the creation of a committee, the Bylaws or the Certificate of Incorporation so provides, such committee shall not have the power to declare dividends, authorize the issuance of capital stock or adopt an agreement of merger. Such committees shall have such name or names which from time to time the Board of Directors shall determine by resolution.

         SECTION 2. MINUTES, REPORTS. Minutes shall be kept of all meetings of the committees. The minutes of each meeting, together with such reports in writing as may be required to fully explain any business or transactions, shall be submitted to the Board of Directors at the next regular session after each meeting. The Board of Directors shall approve or disapprove the minutes and/or reports and record such action in the minutes of the meeting.

         SECTION 3. APPOINTMENT, TERM OF OFFICE. Members of the committees shall be appointed by the Board for such term as the Board may determine, and all members of the committees shall serve at the pleasure of the Board.

         SECTION 4. QUORUM. A majority of the members of any committee shall constitute a quorum. A majority of the votes cast shall decide every question or matter submitted to a committee.

         SECTION 5. EX-OFFICIO MEMBERS. The Chairman and the President, and any officer acting in the absence of the President, shall be ex-officio members of all the committees.

                                   ARTICLE IV
                                    OFFICERS

         SECTION 1. POSITIONS. The officers of the Corporation shall be a President, one or more Vice Presidents, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. The Board of Directors may also designate the Chairman of the Board as an officer. The President shall be the Chief Executive Officer, unless the Board of Directors unanimously designates the Chairman of the Board or another executive officer as the Chief Executive Officer. The President shall be a director of the Corporation. The offices of the Secretary and the Treasurer may be held by the same person and a Vice President may also be either the Secretary or the Treasurer. The Board of Directors may designate one or more Vice Presidents as Executive Vice Presidents or Senior Vice Presidents. The Board of Directors may also elect or authorize the appointment of such other officers as the business of the Corporation may require. The Secretary shall record all minutes of all meetings of the stockholders of the Corporation and of the Board of Directors in a book which shall be kept for such purpose. The officers shall have such authority and perform such duties as the Board of Directors may from time to time authorize or determine. In the absence of action by the Board of Directors, the officers shall have such powers and duties as generally pertain to their respective offices.

         SECTION 2. ELECTION AND TERM OF OFFICE. The officers of the Corporation shall be elected annually at the first meeting of the Board of Directors held after the annual meeting of the stockholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as possible. Each officer shall hold office until a successor has been duly elected and qualified or until the officer's death, resignation or removal in the manner hereinafter provided. Election or appointment of an officer, employee or agent shall not of itself create contractual rights. The Board of Directors may authorize the Corporation to enter into an employment contract with any officer in accordance with regulations of the Board and applicable law; but no such contract shall impair the right of the Board of Directors to remove any officer at any time in accordance with Section 3 of this Article IV.

         SECTION 3. REMOVAL. Any officer may be removed by the Board of Directors whenever, in its judgment, the best interests of the Corporation will be served thereby, but such removal, other than for cause, shall be without prejudice to the contractual rights, if any, of the person so removed.

         SECTION 4. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or otherwise may be filled by the Board of Directors for the unexpired portion of the term.

         SECTION 5. REMUNERATION. The remuneration of the officers shall be fixed from time to time by the Board of Directors.

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

                                    ARTICLE V
                          STOCK AND STOCK CERTIFICATES

         SECTION 1. TRANSFER. Shares of stock shall be transferable on the books of the Corporation, and a transfer book shall be kept in which all transfers of stock shall be recorded.

         SECTION 2. STOCK CERTIFICATES. Certificates of stock shall bear the signature of the Chairman, the President or any Vice President (which may be engraved, printed or impressed), and shall be signed manually or by facsimile process by the Secretary or an Assistant Secretary, or any other officer appointed by the Board of Directors for that purpose, to be known as an Authorized Officer, and the seal of the Corporation shall be engraved thereon. Each certificate shall recite on its face that the stock represented thereby is transferable on the books of the Corporation only upon being properly endorsed.

         SECTION 3. OWNER OF RECORD, ATTACHMENT, PLEDGE. Shares of stock are transferable by all means recognized by law if there is no attachment levied against them under competent authority, but as long as the transfer is not signed and recorded in the transfer books of the Corporation, the Corporation shall be entitled to consider as owner thereof the party who appears as such in said books.

         SECTION 4. LOST OR DESTROYED STOCK CERTIFICATES. In the event any certificate of stock shall be lost or destroyed, a new certificate may be issued in its place upon receiving such proof of loss and such bond of indemnity therefore as may be satisfactory to management.

         SECTION 5. TRANSFER AGENT. The Board of Directors may designate any person, whether or not an officer of the Corporation, as stock transfer agent or registrar of the Corporation with respect to stock certificates or other securities issued by the Corporation.

                                   ARTICLE VI
                            MISCELLANEOUS PROVISIONS

         SECTION 1. FISCAL YEAR. The fiscal year of the Corporation shall end on the 31st day of December of each year.

         SECTION 2. DIVIDENDS. The Board of Directors may from time to time declare, and the Corporation may pay dividends in cash or in shares of the capital stock of the Corporation, in the manner and upon the terms and conditions provided by applicable laws and regulations and the Corporation's Certificate of Incorporation.

         SECTION 3. CONFLICT WITH LAWS. The provisions of these Bylaws in conflict with any and all statutes shall become superseded to the extent inconsistent with all statutes without affecting the validity of the remaining provision hereof.

         SECTION 4. AMENDMENTS. These Bylaws may be amended, altered, or modified and new bylaws may be adopted by the Board of Directors or at any annual or special meeting of stockholders in accordance with applicable provisions of law and the Corporation's Certificate of Incorporation.

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